Exhibit 5.2

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

October 24, 2022

Vitru Limited
Rodovia José Carlos Daux, 5500, Torre Jurerê A,
2nd floor, Saco Grande, Florianópolis, State of Santa Catarina,
Brazil
88032-005

Ladies and Gentlemen:

We have acted as counsel to Vitru Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), in connection with the issuance by the Company to holders of its common shares, par value U.S.$0.00005 per share (the “Common Shares”), as of 5:00 p.m., Eastern Time on the record date, October 21, 2022, of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to 4,818,123 Common Shares (the “Rights Shares”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

The Rights and Rights Shares are being issued pursuant to (i) the registration statement of the Company on Form F-3 (File No. 333-260480) (including the documents incorporated by reference therein (the “Incorporated Documents”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and (ii) the prospectus supplement relating to the issuance of the Rights and the Rights Shares dated October 24, 2022 (the “Prospectus Supplement”). The registration statement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated October 25, 2021 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm issuance of the Rights and sales of the Rights Shares, is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (v) all signatures on all documents that we reviewed are genuine, (vi) all natural persons executing documents had and have the legal capacity to do so, (vii) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (viii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Exhibit 5.2 - 1

Vitru Limited

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, the Rights, when the Rights have been duly authorized, executed and delivered by the Company insofar as Cayman Islands law is concerned and when issued as described in the Prospectus, which is a part of the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Rights, the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the Cayman Islands. We have also assumed that the issuance, execution, delivery and performance by the Company of the Rights (i) are within its corporate powers, (ii) do not contravene, or constitute a default under, the articles of association or other constitutive documents of the Company, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official and (iv) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Cayman Islands, we have relied, without independent inquiry or investigation, on the opinion of Maples and Calder (Cayman) LLP delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Form 6-K filed by the Company in connection with the Rights Offering, which will be incorporated by reference in the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

Exhibit 5.2 - 2